UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2016

Commission File Number
001-34581

Kraton Performance Polymers, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-0411521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300
Houston, TX 77032
(Address of principal executive offices, including zip code)
281-504-4700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Establishment of Targets for 2016 Cash Incentive Plan
On February 10, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Kraton Performance Polymers, Inc. (the “Company”, “we”, “our”) approved the target bonus under the Kraton Performance Polymers, Inc. 2013 Cash Incentive Plan for the Kraton Leadership Team, which includes our named executive officers. For the bonus year that ends December 31, 2016, the Committee has established the following target bonus amounts for our named executive officers:

Named Executive Officer	Target Bonus
Kevin M. Fogarty President and Chief Executive Officer	1.0 x Base Salary
Stephen E. Tremblay Executive Vice President and Chief Financial Officer	.70 x Base Salary
Holger R. Jung Senior Vice President, Chief Commercial Officer	.60 x Base Salary
Lothar P. F. Freund Senior Vice President, Chief Technology Officer	.60 x Base Salary
Melinda S. Conley Vice President, Chief Human Resources Officer	.50x Base Salary
Damian T. Burke Vice President, Corporate Development	.50x Base Salary

Depending on the level of achievement of the business performance targets and the executive’s individual performance, each named executive officer’s actual bonus can be from zero to two times his or her target bonus.

The Committee has determined business performance targets to account for 80% of the cash incentive payment. Key strategic objectives, which we refer to as the “balanced scorecard”, will provide the basis for the remaining 20% of the cash incentive payment. The actual payout for the named executive officers will be based on an evaluation of the executive’s performance against the strategic objectives.

The Committee expects to establish and approve business performance targets for the Company with an assigned percentage weighting to the achievement of each, and expects to establish and approve key strategic objectives for the named executive officers in the first quarter of 2016. The Company will file an amendment to this Form 8-K to disclose the business performance targets and the balanced scorecard performance levels within four business days of the approval of such terms.

Establishment of NEO Base Compensation for 2016
On February 10, 2016, the Committee established annual base compensation for our executive officers, including our named executive officers. Effective April 1, 2016, Mr. Fogarty’s base compensation will be $875,000, Mr. Tremblay’s will be $475,000, Dr. Jung’s will be $400,000, Dr. Freund’s will be $350,000, Ms. Conley's will be $325,000, and Mr. Burke’s will be $275,000. The amounts for Messrs. Fogarty, Freund, and Burke and for Ms. Conley are unchanged from 2015.

2016 - 2018 Executive Officer Special Retention Award
Kraton Polymers LLC, a wholly-owned subsidiary of the Company, acquired all of the outstanding capital stock of Arizona Chemical Holdings Corporation (“Arizona Chemical”) on January 6, 2016.

On February 10, 2016, the Committee approved the payment of a special retention award (“Retention Awards”) to five executive officers of the Company, including our principal financial officer and certain of our named executive officers (our principle financial officer and named executive officers are collectively referred to herein as the “Eligible Officers”), in recognition of significant contributions made in connection with the acquisition of Arizona Chemical and their continuing work on integrating the operations of the Company with that of Arizona Chemical. Our acquisition of Arizona Chemical and the integration of Arizona Chemical with our Company serve as a strong foundation for future growth and supports our long-term strategic plan. The Retention Awards payable to the Eligible Officers will be paid in cash and will vest in full on January 6, 2018, subject to the respective Eligible Officer remaining continuously employed by the Company through the date of vesting. The Retention Awards are in addition to any bonuses the Eligible Officers may be entitled to receive under any other bonus plans of the Company.

The Retention Awards payable to Eligible Officers are:

Eligible Officer	Retention Award
Stephen E. Tremblay	$292,500
Damian T. Burke	$206,250
Melinda S. Conley	$81,250

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: February 16, 2016	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Executive Vice President and Chief Financial Officer